Phunware Reports First Quarter 2026 Financial Results

Management Expected to Host Investor Webinar in Conjunction with Upcoming Product Announcements & Display at HITEC North America 2026, World’s Largest Hospitality Technology Conference

AUSTIN, Texas – May 7, 2026 – Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), the enterprise cloud platform for mobile-first software products, solutions, data, and services to enable customers to engage, manage, and monetize their global audiences, today reported financial results for the first quarter ended March 31, 2026.

Financial Highlights

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Net revenue decreased 21% to $0.5 million in Q1 2026, as compared to $0.7 million in Q1 2025.
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Gross margin improved to 70.8% in Q1 2026, as compared to 52.2% in Q1 2025.
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Net loss improved to $3.2 million in Q1 2026, as compared to a net loss of $3.7 million in the previous year period.
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Net loss per basic and diluted share was ($0.16) in Q1 2026, as compared to ($0.18) per basic and diluted share in Q1 2025.
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Net cash used in operations decreased to $2.7 million for the three months ended March 31, 2026, as compared to $3.3 million for the previous year period.
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Cash and cash equivalents totaled $97.9 million as of March 31, 2026.

Recent Business Highlights

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Introduced two hospitality specific products, one for luxury brands and the other for full-service independent property owners, which provide solutions for developing modular, native mobile apps, with cloud-driven updates and a range of solutions for enhancing on-property guest experiences and engagements and ancillary revenue growth.
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Launched a redesigned corporate website and a refined portfolio of products for enhancing hospitality guest-related experiences, engagements and revenues.
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Continued investment in artificial intelligence (“AI”) to employ and integrate within our internal systems and product and services offerings.
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Continued development and release of our AI Concierge product, which is designed to personalize customer guest journeys through real-time wayfinding, Q&A and on-property recommendations.
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Final settlement and dismissal of legacy legal proceedings in early 2026.

Management Commentary

"The first quarter reflects a Company executing with focus and discipline," said Jeremy Krol, Interim CEO of Phunware. "During the quarter, we concentrated on tightening the product foundation that our commercial growth depends on. This included productizing our hospitality offering into two purpose-built tiers, advancing AI Concierge from pilot to commercial release, refining our portfolio to better address the needs of large-scale hospitality and healthcare property customers and ramping up AI-related research and development to evolve our platform and products for the next iteration. We focused on optimizing our product offering in lieu of near-term bookings velocity, and we believe this will position Phunware for higher-quality commercial momentum and ultimately achieving our strategic vision.

"We productized our hospitality product offering into two distinct tiers that address what we believe are the most acute economic challenges facing large-scale hotels and resorts: capturing ancillary guest revenue and operating coherently across complex on-property environments. Research published by our team found that approximately 35% of guest spending at these properties occurs after check-in, representing a meaningful ancillary guest revenue opportunity that we believe goes largely uncaptured today. By anticipating guest needs and reducing friction at every guest touchpoint, mobile engagements shift the guest experience from reactive to proactive, while growing revenue per guest.

"Our Luxury Engagement tier delivers fully personalized digital guest experiences anchored by Phunware's deep wayfinding capabilities. It is designed to anticipate guest needs and reinforce premium brand identity at every touchpoint. Our Enriched Experience tier delivers guest engagements through curated digital touchpoints that surface guest services, amenities, events and other on-property discovery. It is designed to extend core services into more dynamic interactions and create new guest revenue opportunities for property operators. Both tiers are designed to deepen guest relationships while expanding monetization for our customers.

"AI Concierge, our generative AI module embedded within Phunware mobile applications, is now commercially available following a successful pilot. Unlike conventional chatbots, AI Concierge is integrated with our proprietary mapping technology, providing context-aware responses and live blue-dot wayfinding directly to rooms or on-property amenities and events. This fusion of conversational AI and spatial intelligence is a meaningful differentiator for Phunware, and we are actively selling this module to new and existing customers. We are taking a measured, customer-collaborative approach to AI platform and product development, focusing on agentic and predictive solutions trained on guest behavior and property data, rather than deploying generic generative features at scale.

"Looking ahead, we are rebuilding our commercial engine around the productized portfolio, with new investment in sales leadership, modernized demand generation, and a tighter focus on the customer profiles where our offering delivers the most measurable value. While our current commercial focus is hospitality, we continue to serve our healthcare customers and view their needs as informing our broader product roadmap and look to expand into other large property-related verticals. We are positioning the Company for renewed bookings momentum as the rebuilt commercial function and productized portfolio come together throughout 2026, and as we advance toward a broader vision for property intelligence that will define our next chapter. With approximately $98 million in cash and cash equivalents and no debt, we have the financial capacity to invest in R&D, intellectual property, and both organic and inorganic growth opportunities to support this transition," concluded Krol.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest expense (income), income tax expense, depreciation, and further adjusted for non-cash impairment, valuation adjustments and stock-based compensation expense. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET LOSS TO ADJUSTED EBITDA RECONCILIATION

	Three Months Ended March 31,
(in thousands)	2026	2025
Net loss	$(3,194)	$(3,723)
Add back: Depreciation	2	4
Add back: Interest expense	9	9
Less: Interest income	(857)	(1,119)
EBITDA	(4,040)	(4,829)
Add back: Stock-based compensation	112	86
Adjusted EBITDA	$(3,928)	$(4,743)

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions for hospitality, healthcare and other large property related customers, with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, digital advertising, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, and market participants. Phunware is poised to expand its software products and services audience through new generative AI products and product enhancements which are in development, utilize and monetize its patents and other intellectual property, and focus on serving its enterprise customers and partners.

For more information on Phunware, please visit www.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements. For example, Phunware uses forward-looking statements when it discusses the adoption and impact of emerging technologies and their use across mobile engagement platforms.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President
MZ Group - MZ North America
949-491-8235
PHUN@mzgroup.us
www.mzgroup.us

Phunware, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)

	March 31,	December 31,
	2026	2025
Assets:	(Unaudited)
Current assets:
Cash and cash equivalents	$97,860	$100,587
Accounts receivable, net of allowance for credit losses of $113 as of March 31, 2026 and December 31, 2025	474	300
Digital currencies	73	96
Prepaid expenses and other current assets	675	19,164
Total current assets	99,082	120,147
Non-current assets:
Property and equipment, net	9	11
Right-of-use asset, net	477	552
Other assets	158	158
Total non-current assets	644	721
Total assets	$99,726	$120,868

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,632	$1,070
Accrued expenses	148	19,905
Deferred revenue	1,515	1,386
Lease liability	350	342
PhunCoin subscription payable	1,202	1,202
Total current liabilities	5,847	23,905
Deferred revenue	457	369
Lease liability	187	277
Total noncurrent liabilities	644	646
Total liabilities	6,491	24,551
Commitments and contingencies	-	-
Stockholders' equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 20,203,596 shares issued and 20,193,466 shares outstanding as of March 31, 2026 and 20,198,290 shares issued and 20,188,160 shares outstanding as of December 31, 2025	2	2
Treasury stock	(502)	(502)
Additional paid-in capital	421,650	421,538
Accumulated deficit	(327,915)	(324,721)
Total stockholders' equity	93,235	96,317
Total liabilities and stockholders' equity	$99,726	$120,868

Phunware, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025

Net revenue	$542	$688
Cost of revenue	158	329
Gross profit	384	359
Operating expenses:
Sales and marketing	825	896
General and administrative	2,703	3,464
Research and development	878	813
Total operating expenses	4,406	5,173
Operating loss	(4,022)	(4,814)
Other income (expense):
Interest expense	(9)	(9)
Interest income	857	1,119
Other expense, net	(20)	(19)
Total other income, net	828	1,091
Loss before taxes	(3,194)	(3,723)
Income tax benefit (expense)	—	—
Net loss	$(3,194)	$(3,723)
Net loss per share, basic and diluted	$(0.16)	$(0.18)
Weighted-average shares used to compute net loss per share, basic and diluted	20,188,210	20,169,640

Phunware, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Operating activities
Net loss	$(3,194)	$(3,723)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	112	86
Other adjustments	109	132
Changes in operating assets and liabilities:
Accounts receivable	(174)	(444)
Prepaid expenses and other assets	(11)	(182)
Accounts payable and accrued expenses	305	663
Lease liability payments	(91)	(89)
Deferred revenue	217	222
Net cash used in operating activities	(2,727)	(3,335)
Investing activities
Net cash for investing activities	-	-
Financing activities
Proceeds from sales of common stock, net of issuance costs	-	80
Net cash provided by financing activities	-	80

Net change in cash and cash equivalents	(2,727)	(3,255)
Cash and cash equivalents at the beginning of the period	100,587	112,974
Cash and cash equivalents at the end of the period	$97,860	$109,719

Supplemental disclosure of cash flow information
Interest paid	$9	$9